Exhibit 99.1

FOR IMMEDIATE RELEASE:
August 2, 2023

NiSource announces second quarter 2023 results

•2023 EPS guidance raised to upper half of range, long-term growth commitments reaffirmed
•Leading regulatory execution continues in both electric and gas businesses
•NIPSCO minority sale agreement with Blackstone Infrastructure Partners announced, expected to close by year-end

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the three months ended June 30, 2023, of $39.9 million, or $0.09 diluted earnings per share, compared to net income available to common shareholders of $53.2 million, or $0.12 diluted earnings per share, for the same period of 2022. For the six months ended June 30, 2023, on a GAAP basis NiSource's net income available to common shareholders was $359.1 million, or $0.80 diluted earnings per share, compared to net income available to common shareholders of $466.2 million, or $1.06 diluted earnings per share, for the same period of 2022.

NiSource also reported non-GAAP net operating earnings available to common shareholders of $50.3 million, or $0.11 diluted earnings per share, for the three months ended June 30, 2023, compared to non-GAAP net operating earnings available to common shareholders of $53.9 million, or $0.12 diluted earnings per share, for the same period of 2022. For the six months ended June 30, 2023, NiSource's non-GAAP net operating earnings available to common shareholders was $393.3 million, or $0.88 diluted earnings per share, compared to non-GAAP net operating earnings available to common shareholders of $382.6 million, or $0.87 diluted earnings per share, for the same period of 2022. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.

2023 EPS guidance raised to upper half of range

NiSource is raising 2023 non-GAAP NOEPS guidance to the upper half of $1.54 to $1.60. Annual non-GAAP NOEPS growth of 6-8% through 2027 is reaffirmed. Annual rate base growth of 8-10% is driven by $15 billion of capital expenditures anticipated during the 2023-27 period.

"The increased 2023 earnings expectations underscore our focus and ability to deliver on our financial commitments while supporting the growth and reliability of our energy systems." said NiSource President and CEO, Lloyd Yates. "Our recently announced partnership with Blackstone Infrastructure Partners marks yet another example of NiSource’s steadfast execution. This transaction enables us to support ongoing investments in the state of Indiana and strengthens our balance sheet and financial flexibility. These achievements would not be possible without our dedicated employees and their commitment to our customers, communities and all NiSource stakeholders."

Second quarter 2023 and recent business highlights

Electric business

The record is closed and proposed settlement is on file for the Northern Indiana Public Service Company’s (NIPSCO) electric rate case. A final order is anticipated this month from the Indiana Utility Regulatory Commission (IURC) with rates anticipated to be effective in steps beginning in September 2023 and March 2024.

Construction on the Crossroads and Dunns Bridge I solar projects was recently completed. NiSource has now placed four utility-owned renewable investments into service from the 2018 Integrated Resource Plan process including the 2020 Rosewater and 2021 Indiana Crossroads Wind projects. This represents an approximately $800 million investment in 870 megawatts of economic, sustainable, zero fuel cost new generation for NIPSCO’s northern Indiana customers. The Dunns Bridge II, Cavalry and Fairbanks Solar projects are under construction and results from the 2022 RFPs process continue to be evaluated.

Gas distribution business

In May, Columbia Gas of Maryland filed a request with the Maryland Public Service Commission (PSC) seeking approval to adjust base rates for distribution. The request seeks to recover approximately $40 million in capital invested in improving system safety and reliability through the 12-months ended July 2023.

Also in May, the Virginia State Corporation Commission (SCC) approved a settlement among Columbia Gas of Virginia and the parties in its base rate case originally filed in April 2022. The base rate adjustment approval authorizes recovery of approximately $390 million of capital invested during the 2021 through 2023 period.

Columbia Gas of Ohio’s Infrastructure Replacement Program (IRP) rider rates went into effect in May, initiating the recovery of $316 million of capital investment targeting safety and reliability enhancements made during 2022.

These developments advance a growing track record of leading regulatory execution and highlight the benefits of jurisdictional diversity. In the last four quarters alone, NiSource has completed general rate cases in Indiana, Ohio, Pennsylvania, Virginia and Maryland with balanced outcomes for stakeholders. NiSource’s scale has minimized bill impacts during a period of elevated commodity prices and general inflation, while enabling billions of dollars of investments on behalf of our customers and communities.

Columbia Gas of Ohio has been awarded the Most Trusted Utility Brand Award for 2023 by Escalent for the second consecutive year. The award was given to only 42 brands across the country, and our Ohio business had the second highest score for a natural gas utility in the Midwest region.

NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather and other unusual and infrequent items included in GAAP results.

Additional information for the quarter ended June 30, 2023, is available on the Investors section of www.nisource.com, including segment and financial information and a presentation.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.3 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. The mission of our approximately 7,200 employees is to deliver safe, reliable energy that drives value to our customers. NiSource is a member of the Dow Jones Sustainability - North America Index and is on Forbes lists of America’s Best Employers for Women and Diversity. Learn more about NiSource’s record of leadership in sustainability, investments in the communities it serves and how we live our vision to be an innovative and trusted energy partner at www.NiSource.com. NI-F

The content of our website is not incorporated by reference into this document or any other report or document NiSource files with the Securities and Exchange Commission (“SEC”).

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FOR ADDITIONAL INFORMATION

Media	Investors
Lynne Evosevich	Christopher Turnure	Michael Weisenburger
Corporate Media Relations	Director, Investor Relations	Lead Analyst, Investor Relations
(724) 288-1611	(614) 404-9426	(614) 202-2595
levosevich@nisource.com	cturnure@nisource.com	mweisenburger@nisource.com

Forward-Looking Statements

This press release contains "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements in this press release include, but are not limited to, statements regarding the purchase and sale agreement that NiSource’s wholly-owned subsidiary, NIPSCO Holdings II LLC, entered into with BIP BLUE BUYER L.L.C., an affiliate of Blackstone Infrastructure Partners (the “Investor”) on June 17, 2023 whereby Investor will acquire newly issued membership interests of NIPSCO Holdings II LLC which will represent a 19.9% ownership in NIPSCO Holdings II LLC at closing (the “NIPSCO Minority Equity Interest Sale”); statements concerning the ability to complete the NIPSCO Minority Equity Interest Sale on the anticipated timeline or at all; statements concerning the anticipated benefits of the NIPSCO Minority Equity Interest Sale if completed; statements concerning the projected impact of the NIPSCO Minority Equity Interest Sales on our performance or opportunities; any statements regarding our expectations, beliefs, plans, objectives or prospects or future performance or financial condition as a result of or in connection with the NIPSCO Minority Equity Interest Sale; statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, but are not limited to, risks and uncertainties relating to the timing and certainty of closing the NIPSCO Minority Equity Interest Sale; the ability to satisfy the conditions to closing the NIPSCO Minority Equity Interest Sale, including the ability to obtain Federal Energy Regulatory Commission approval necessary to complete the NIPSCO Minority Equity Interest Sale; the ability to achieve the anticipated benefits of the NIPSCO Minority Equity Interest Sale; the effect of this communication on NiSource’s stock price; the effects of transaction costs; the effects of the NIPSCO Minority Equity Interest Sale on industry, market, economic, political or regulatory conditions outside of NiSource’s control; any disruption to NiSource’s business from the NIPSCO Minority Equity Interest Sale, including the diversion of management time on NIPSCO Minority Equity Interest Sale-related issues; our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in, or failures of, technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; recessions; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, "Business," Item 1A, "Risk Factors" and Part II, Item 7, "Management’s Discussion and Analysis of Financial Condition and Results of Operations," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and matters set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement

This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders and diluted earnings per share, which are non-GAAP financial measures as defined by the SEC’s Regulation G. The company includes these measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between these measures and their GAAP equivalents due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other unusual or infrequent items included in GAAP results. The company is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance to its GAAP equivalent without unreasonable efforts.

Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

(in millions, except per share amounts)	2023	2022	2023	2022
GAAP Net Income Available to Common Shareholders	$39.9	$53.2	$359.1	$466.2
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal	5.9	(8.3)	38.2	(11.3)
FAC adjustment(1)	—	8.0	—	8.0
Operating Expenses:
NiSource Next initiative(2)	—	1.2	—	2.7
Massachusetts Business related amounts(3)	—	—	—	$(105.0)
Total adjustments to operating income	5.9	0.9	38.2	(105.6)
Income Taxes:
Tax effect of above items(4)	(1.7)	(0.2)	(10.2)	22.0
Preferred Dividends:
Preferred dividends redemption premium(5)	6.2		6.2
Total adjustments to net income	10.4	0.7	34.2	(83.6)
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$50.3	$53.9	$393.3	$382.6
Diluted Average Common Shares	446.8	440.2	446.9	440.8
GAAP Diluted Earnings Per Share	$0.09	$0.12	$0.80	$1.06
Adjustments to diluted earnings per share	0.02	—	0.08	(0.19)
Non-GAAP Diluted Net Operating Earnings Per Share(6)	$0.11	$0.12	$0.88	$0.87
(1)Represents fuel costs deemed over-collected from customers through the FAC mechanism and ordered to be refunded to customers.
(2)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(3)2022 represents proceeds from a property insurance settlement related to the Greater Lawrence Incident.
(4)Represents income tax expense calculated using the statutory tax rates by legal entity.
(5)Represents the premium from our Series A Preferred Stock redemption calculated as the difference between the carrying value of the Series A Preferred Stock and the total amount of consideration paid to redeem.
(6)The Non-GAAP diluted NOEPS numerator is equal to net operating earnings available to common shareholders adjusted for income allocated to participating securities and add-backs for interest expense incurred, net of tax, related to Series A Equity Unit purchase contracts. The add-backs for the three months ended June 30, 2023 and 2022 were $0.4M and $0.5M, respectively. The adjustment for the income allocated to participating securities for the six months ended June 30, 2023 and 2022 were $(0.2)M and zero, respectively.